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                                                                   EXHIBIT 10.23

                          SPECIAL ADMINISTRATIVE UNIT
                      NATIONAL TAX AND CUSTOMS DIRECTION
                       LOCAL TAX ADMINISTRATION OF CALI


RESOLUTION N/O/: 0007                            DATE: Aug.30th, 1996


Which grants it a special time period for a long-term temporary importation.

The Southwestern Tax and Customs Administration, using its faculties granted by Decrees 2666 of 1984, 1909, and 2117 of 1992, and resolution 408 of 1992, and

                                 CONSIDERING:

1- That by document registered under N/O/ 014104 of August 16, undersigned by JORGE ENRIQUE MARTINEZ OCAMPO, legal representative for the firm TELEPHONE COMPANY OF YUMBO S.A. E.S.P. TELEYUMBO S.A. E.S.P. according to certificate of existence and whose legal representation was issued by the Chamber of Commerce of Cali, dated on July 5th 1996, requests the authorization for a Long-term Temporary Import of a merchandise, for a time term longer than five (5) years.

2- The justification for requesting the longer than five year term is based on the eleventh clause of the INTERNATIONAL LEASING CONTRACT celebrated between GLOBAL TELECOMMUNICATIONS OPERATIONS INC. and TELEYUMBO S.A., contract whose term is twelve (12) years, counting from the date of the operation certifying act of such equipment contemplated in this contract.
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3-  The purpose of the firm TELEYUMBO S.A.  E.S.P. is to act as a public services firm dedicated to rendering home service of commuted public telephoning.
Continuation of Resolution 0007  Date: 30 AUG.1996

4- The merchandise to be imported temporarily and for a long term consists of electrical devices for wireless telephoning, telephone central for five thousand two hundred forty eight lines (5.248) whose components constitute a functional unit according to the provisions of Note 4- Section XVI of the customs tariff. An automatic apparatus for telephone commutation carries out its main function, and it belongs to the tariff subpart 85.17.30.20.00.

It must be noted that the tariff status of the equipment to be imported temporarily is included in the listings of Resolution N/O/ 3968 of 1995 by the National Tax and Customs Direction, and External Resolution 7 of the Board of Directors of the Bank of the Republic. Thus this equipment can be object of this modality of import.

The above considerations are based on the following legal grounds:

1.- The articles 222 and 223 of Decree 2666 of 1984 modified by article 1 of Decree 1740 of 1991, describe the type of merchandise that may be imported temporarily for a term longer than six (6) months as well as the term for them to remain. These articles match article 40 of Decree 1909 of 1992 where the types of temporary import are mentioned, as follows:

a)  For short-term imports....

b) For long-term imports, when capital goods are involved, such as machines, equipment, transportation material and its accessories, spares and parts that are shipped in the same shipment (the one underlined is mine), the
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    maximum term shall be five (5) years.
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The National Customs Direction will determine according to the standards established within this article, the merchandise that may be imported temporarily both for short and long-term.

PARAGRAPH: In special cases the National Customs Direction shall grant a longer
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term than the maximum set by the above article (the one underlined is mine),
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when the objective of the import requires so; additionally, a long-term temporary import of accessories, spares and parts for these temporarily imported goods may be allowed. In these events, prior to submitting the import declaration, the corresponding authorization shall be obtained."

Resolution 408 of 1992, in its article 9 rules Decree 1909 of 1992 in what concerns longer terms for long-term imports, which states:

Article 9: "Authorization for longer terms in long-term imports."

When long-term temporary imports are intended, with a term longer than the five
(5) year period stipulated in subsection b) of article 40 of decree 1909 of 1992, prior to submitting the declaration of temporary import, an authorization by the Customs Administration at the import jurisdiction must be requested, along with the documents that support the need for a longer term. Once the longer term has been authorized, and the import declaration has been submitted prior to the picking of the merchandise, there shall be a constituted guarantee that will cover the termination of the transaction and the payment of the customs taxes."

By virtue of the aforementioned and considering that TELEYUMBO S.A. E.S.P. complies with all of the requirements of the law, the Southwestern Tax and Customs Administration

                                   DECIDES:

ARTICLE FIRST: to grant in favor of TELEYUMBO S.A. E.S.P., a twelve (12) year term to temporarily import the goods described in this Administrative Act,
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counting from the date of the picking of such first import, and after the prior compliance with all legal requirements applicable for long-term temporary imports.

ARTICLE SECOND: to acknowledge the legal representation of JORGE ENRIQUE MARTINEZ OCAMPO, identified with document # 7.506.436 of Armenia as the legal representative for TELEYUMBO S.A. E.S.P., according to certification issued by the Chamber of Commerce of Cali on July 5, 1996.

ARTICLE THIRD: to personally notify JORGE ENRIQUE MARTINEZ OCAMPO as legal representative for TELEYUMBO S.A. E.S.P, according to article 44 and subsequent articles of the Contentious Administrative Code.

ARTICLE FOURTH: against this ruling proceed the reposition motion before the officer that issued it within five days after notice, and the appeal before the General Director of Customs in the terms dictated by articles 316 to 319 of Decree 1090 of 1984.

                                                  AUG.30.1996

                  CRISTINA MARIA GUZMAN SINISTERRA
                  Southwestern Tax and Customs, Administrator


Planned by:   Orlando Arteaga G.